SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): January 11, 1996

                                 PRESSTEK, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-17541                   02-0415170
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)


8 Commercial Street, Hudson, New Hampshire                        03051-3907
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (603) 595-7000


--------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 4.  Changes in Registrant's Certifying Accountant.

     On January 11, 1996, Presstek, Inc. (the "Company") engaged BDO Seidman LLP as its principal independent accountants who will audit and report on the financial statements of the Company for the fiscal year ended December 30, 1995. Prior to engaging BDO Seidman neither the Company, nor anyone acting on its behalf consulted with it regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. In addition, neither the Company nor anyone acting on its behalf consulted with BDO Seidman with respect to any matters that were the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K) except as follows: In connection with the preparation of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994 ("1994 10-K") counsel for the Company had general discussions with a partner at BDO Seidman with respect to the need to disclose the investigation by the Securities and Exchange Commission of certain activities of certain persons and entities in the securities of the Company in the financial statements included in the 1994 10-K, as was the position of the Company's former auditors, even though disclosure of the investigation was to be included in the non-financial portion of the 1994 10-K. No conclusion was expressed by the partner at BDO Seidman with respect to the matter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            PRESSTEK, INC.

                                            By: /s/ Richard A. Williams
                                                ---------------------------
                                                    Richard A. Williams
                                                    Executive Vice-President
                                                    (Duly authorized officer)

Date: January  18, 1996